SMITH BARNEY NEW JERSEY MUNICIPALS FUND
INC. PRIVATE


	ARTICLES OF AMENDMENT


	Smith Barney New Jersey Municipals Fund
Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland
(the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of
Maryland that:

	FIRST: The Charter of the Corporation is hereby amended to provide that the name of all of the issued and unissued Class C Common Stock of the Corporation is hereby changed to Class L
Common Stock.

	SECOND:  The foregoing amendment to the
Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by
Section 2-605 of the Maryland General
Corporation Law to be made without action of the stockholders.

	THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

	FOURTH: The amendment to the Charter of the Corporation effected hereby shall become effective at 9:00 a.m. on June 12, 1998.

	IN WITNESS WHEREOF, Smith Barney New
Jersey Municipals Fund Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary as of June 1, 1998.


WITNESS:					SMITH
BARNEY NEW
JERSEY
MUNICIPALS
FUND INC.


/s/ Michael Kocur
	 	By:   /s/ Heath B. McLendon

Michael Kocur
  Heath B. McLendon
Assistant Secretary
	       President






THE UNDERSIGNED, President of Smith Barney New
Jersey Municipals Fund Inc., who executed on behalf of the Corporation Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said
Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


							 /s/
Heath B. McLendon
							Heath
B. McLendon, President








LEGAL\FUNDS\NJMU\NJMUAMND.DOC